                                                                   Exhibit 10.15

                        FIRST AMENDMENT TO OFFICE LEASE

     THIS FIRST AMENDMENT TO OFFICE LEASE (the "Amendment") is made as of the 22nd day of August, 2001, by and between PHXAZ/KIERLAND COMMONS, L.L.C., a Delaware limited liability company ("Landlord"), and P. F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Office Lease dated September 17, 1999 (the "Lease"), under which Tenant leases from Landlord 10,000 rentable square feet as more particularly set forth in Exhibit A to the Lease (the "Original Premises").

     B. Tenant desires to exercise its expansion option under Section 27.13 of the Lease to add space to the Premises and the parties desire to make certain other modifications to the Lease, as more particularly provided in this Amendment.

                                   AGREEMENT

     Landlord and Tenant agree as follows:

     1. Definitions. Except as otherwise defined in this Amendment, all capitalized terms used have the meanings set forth in the Lease.

     2. Additional Space. Effective as of the Expansion Effective Date, there is hereby added to and incorporated into the Premises for all purposes for the balance of the Lease Term (and the Renewal Period if Tenant exercises its Renewal Option) approximately 5,590 rentable square feet of space as shown on the attached Exhibit A-1 (the "Expansion Space"), for a total rentable area in the Premises of 15,590 rentable square feet. The "Expansion Effective Date" is the date that is 7 days after Tenant's receipt of a certificate of occupancy for the Expansion Space.

     3. Rent. On the Expansion Effective Date, Base Rent will be modified to reflect the addition of the Expansion Space to the Premises by deletion of
Section 1.9 of the Lease and replacement with the following:

     1.9 Base Rent:

          Period                    Annual Base Rent    Annual Base Rent    Monthly Payment
                                  Per Rentable Sq. Ft.
--------------------------------------------------------------------------------------------
Expansion Effective Date through        $21.50             $335,185.00         $27,932.08
         Lease Year 2
--------------------------------------------------------------------------------------------
         Lease Year 3                   $22.50             $350,775.00         $29,231.25
--------------------------------------------------------------------------------------------
         Lease Year 4                   $23.50             $366,365.00         $30,530.42
--------------------------------------------------------------------------------------------
         Lease Year 5                   $24.50             $381,955.00         $31,829.58
--------------------------------------------------------------------------------------------

      4. Tenant Improvement Allowance. Landlord shall provide Tenant with a Tenant Improvement Allowance of $25.00 per usable square foot of the Expansion Space to construct improvements to the Expansion Space in accordance with the terms and conditions of Section 1.18 and Exhibit C to the Lease. The Lease and Exhibit C are hereby modified to provide that the Tenant Improvements are to be made solely to the Expansion Space and not to the Original Premises.

      5. As Is. Subject to performance of the obligations set forth in Section 4 of this Amendment, Tenant accepts the Expansion Space AS IS and Tenant acknowledges that Tenant has made or had the opportunity to make a complete inspection of the Expansion Space. Except as set out in Section 4 of this Amendment, Landlord shall have no obligation to construct or provide alterations or improvements to the Premises.

      6. Parking. Pursuant to the terms of Sections 1.19 and 27.13 of the Lease, Tenant is hereby allocated an additional five parking spaces subject to all terms and conditions set forth in the Lease and the Rules and Regulations.

      7. Exercise of Expansion Option. Landlord and Tenant acknowledge that by entering into this Amendment Tenant has exercised the expansion option for the Expansion Space and that Tenant has no further expansion options.

      8. Tenant's Notice Address: Section 1.14 of the Lease is deleted and replaced with the following:

          Tenant's Notice Address: P.F. Chang's China Bistro, Inc., 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, AZ 85254,
          Attn: Marci Rude; with a copy to Lewis & Roca LLP, 40 N. Central Ave., Phoenix, AZ 85004-4429, Attn: Ken Van Winkle.

      9. Landlord's Notice Address. Section 1.15 of the Lease is deleted and replaced with the following:

          Landlord's Notice and Payment Address: PHXAZ/Kierland
          Commons, L.L.C., c/o Woodbine Southwest Corporation, 15210
          N. Scottsdale Rd., Ste. 200, Scottsdale, AZ 85254, Attn:
          Daniel W. (Buzz) Gosnell.

      10. Broker. Tenant warrants and represents that Tenant has dealt with no broker in connection with this Amendment. Tenant shall defend, indemnify and hold Landlord harmless from all claims or liabilities arising from any breach of the foregoing representation and warranty.

      11. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.



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
TENANT:                                     LANDLORD:

P.F. Chang's China Bistro, Inc., a          PHXAZ/Kierland Commons, L.L.C.,
Delaware corporation                        a Delaware limited liability company

                                            By: Woodbine/Kierland Commons, L.P.
                                                a Texas limited partnership,
                                                its general partner


By:    /s/ Robert Vivian                    By: Woodbine Investment Corporation,
      ------------------------                  a Texas corporation,
Name:  Robert Vivian                            its general partner
      ------------------------
Title: President
      ------------------------              By   /s/ Daniel W. Gosnell
                                              ---------------------------------
                                                 Daniel W. Gosnell
                                                 Vice President

                                            Date     8/22/01
                                                -------------------------------


                         LENDER'S CONSENT TO AMENDMENT


     Wells Fargo Bank, National Association hereby consents to the First Amendment to Office Lease entered into between P.F. Chang's China Bistro, Inc., a Delaware corporation, as Tenant, and PHXAZ/Kierland Commons, L.L.C., a Delaware limited liability company, as Landlord, amending the Office Lease between Landlord and Tenant dated September 17, 1999.

     Dated:    8/23/01
           -------------------

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION



                                            By:    /s/ James M. Chuckray
                                                  ---------------------------
                                            Name:  James M. Chuckray
                                                  ---------------------------
                                            Title: Vice President
                                                  ---------------------------

                                  SECOND FLOOR
                            KIERLAND COMMONS -- C1A
                          15210 NORTH SCOTTSDALE ROAD
                                PHOENIX, ARIZONA


                                  [FLOOR PLAN]

                                  EXHIBIT A-1